                                             Exhibit 99.1
DocGo Announces Second Quarter 2025 Results
Company Reiterates 2025 Revenue and Adjusted EBITDA Guidance, Increases Total Cash Balance to $128.7 Million, Signs New Contracts Across All Business Verticals
Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time
NEW YORK, NY, August 7th, 2025 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the quarter ended June 30, 2025.
Second Quarter 2025 Financial Highlights
•Total revenue for the second quarter of 2025 was $80.4 million, compared to $164.9 million in the second quarter of 2024. This decline was due to the planned wind-down of migrant-related programs.
•GAAP gross margin (which includes depreciation and amortization expenses) for the second quarter of 2025 was 26.7% compared to 31.3% in the second quarter of 2024.
•Adjusted gross margin1 for the second quarter of 2025 was 31.6% compared to 33.9% in the second quarter of 2024.
•Net loss for the second quarter of 2025 was $13.3 million, compared to net income of $5.9 million in the second quarter of 2024.
•Adjusted EBITDA1 loss was $6.1 million for the second quarter of 2025, compared to adjusted EBITDA of $17.2 million for the second quarter of 2024.
•Mobile Health Services revenue for the second quarter of 2025 was $30.8 million, compared to $116.7 million for the second quarter of 2024. This decline was due to the wind-down of migrant-related programs.
•Transportation Services revenue in the second quarter of 2025 was $49.6 million, compared to $48.2 million for the second quarter of 2024.
•As of June 30, 2025, the Company held total cash and cash equivalents, including restricted cash and investments, of approximately $128.7 million, compared to $103.1 million as of March 31, 2025.
•During the second quarter of 2025, the Company repurchased 2.5 million shares of common stock for a total cost of approximately $5.1 million.
•During the second quarter of 2025, the Company generated $33.6 million of cash flow from operations compared to $36.9 million in the second quarter of 2024.

Select Corporate Highlights for the Second Quarter of 2025
•Surpassed 1.2 million patients assigned by the Company’s payer and provider partners to engage for care gap closure services, up from 900,000 last quarter.
•Launched a new care gap closure program in Southern California with one of the largest not-for-profit Medicare and Medicaid public health plans in the US.
•Expanded our care gap closure relationship with a major insurance company in the Northeast to now include primary care services.

•Launched a project with the Mescalero Apache Tribe and the New Mexico Department of Health to help expand access to preventive wellness care, women’s health services, chronic disease management and behavioral health services for rural communities in New Mexico.
•Recognized as a top healthcare employer in U.S. News & World Report’s 2025-2026 Best Companies to Work For.
•Renewed a contract with the City of Atlantic City in New Jersey to continue providing 911 basic life support services.
•Subsequent to quarter end, the Company paid down $30 million on its line of credit, bringing the outstanding balance to $0.
•Subsequent to quarter end, the Company launched services under a multi-year contract with one of the largest academic medical systems in the New York metro area to provide dedicated ambulance services and coordinate all discharge transportation through DocGo’s SaaS digital transportation management platform.

2025 Guidance
•Full-year 2025 revenue is expected to be $300-$330 million, unchanged from the last quarter.
•Full-year 2025 adjusted EBITDA2 is expected to be a loss of $20-$30 million, unchanged from the last quarter.

Lee Bienstock, Chief Executive Officer of DocGo commented, “We continue to make substantial progress expanding our payer and provider business and building a strong foundation for the future. During the quarter we surpassed 1.2 million patients assigned for care gap closure services and completed more in-home visits in the first half of 2025 than we did in the entirety of 2024. We also launched a new care gap closure program with one of the largest not-for-profit Medicare and Medicaid public health plans in the US and expanded our transition of care services with a long-time payer customer from one hospital to four. While it takes time for these payer and provider relationships to mature, we believe these developments continue to demonstrate that our exceptionally strong customer base offers sizeable growth potential. On the back of this demand, we anticipate entering more than a half dozen new states in this vertical by the end of 2026.” Bienstock continued, “Additionally, we launched services for a major new medical transportation customer in the New York market on July 1st, which we expect will help drive our highest-ever revenues and trip volumes in this vertical during the second half of the year.”

Norm Rosenberg, Chief Financial Officer of DocGo, also commented, “Our total cash balance increased substantially to $128.7 million during the quarter as we continue to collect on our migrant related receivables. Our combined outstanding migrant-related receivables now total approximately $54 million, and we continue to believe that those amounts will be collected over the remainder of the year.” Rosenberg continued, “We also made considerable progress reducing our SG&A during the quarter, making cuts to corporate overhead that will result in an estimated $10 million in annual savings. Our SG&A is neither fixed, nor is it tied to long-term commitments – we’ve identified additional areas for cost savings and we are taking concrete steps in Q3 and Q4 to further reduce our SG&A base. We believe that continuing to right-size our staffing levels and aggressively managing our vendor costs, coupled with our strong pipeline and anticipated growth, will enable us to achieve profitability in the second half of 2026.”

1Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

2Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details
Thursday, August 7th, 2025 at 5:00 PM ET
1-800-717-1738 - Investors Dial
1-646-307-1865 - Int’l Investors Dial
Conference ID: 75731
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1726999&tp_key=80339fb981
The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo
DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.
Forward-Looking Statements
This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around the performance and growth of its payer & provider and transportation businesses and demand; cash flow and cash collections; and the Company’s cash balances. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.
Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to accelerated wind down of migrant-related services; uncertainties related to future non-migrant municipal population health revenue; the Company’s ability to return to profitability and/or expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks, funding new strategic relationships and potentially repaying its line of credit; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; recent revenue growth derived from a small number of large customers; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s workforce reduction and ability to achieve associated cost savings; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the availability of healthcare professionals and other personnel; changes in the cost of labor; the Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the prospect of a shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).
Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2025	December 31, 2024
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$104,164,128	$89,241,695
Accounts receivable, net of allowance for credit loss of $6,092,588 and $5,873,942 as of June 30, 2025 and December 31, 2024, respectively	122,756,182	210,899,926
Prepaid expenses and other current assets	9,654,324	4,344,642
Total current assets	236,574,634	304,486,263
Property and equipment, net	14,422,298	14,881,411
Intangibles, net	26,707,383	25,728,813
Goodwill	49,954,435	47,432,550
Restricted cash and cash equivalents	4,390,444	18,095,612
Restricted investments	20,114,327	—
Operating lease right-of-use assets	12,611,145	11,958,698
Finance lease right-of-use assets	17,664,270	15,337,299
Investments	5,468,464	5,547,979
Deferred tax assets	17,207,849	8,422,034
Other assets	3,148,502	3,730,473
Total assets	$408,263,751	$455,621,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,122,762	$28,356,430
Accrued liabilities	44,622,283	49,896,796
Line of credit	30,000,000	30,000,000
Notes payable, current	12,592	12,515
Due to seller	388,030	28,656
Contingent consideration	4,947,614	4,973,152
Operating lease liability, current	4,693,813	3,844,561
Finance lease liability, current	5,359,548	4,694,467
Total current liabilities	100,146,642	121,806,577

Notes payable, non-current	—	5,215
Operating lease liability, non-current	8,769,686	8,599,072
Finance lease liability, non-current	11,616,691	10,031,138
Total liabilities	120,533,019	140,442,002

Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 97,757,075 and 101,910,883 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	9,776	10,191

Additional paid-in-capital	316,509,060	321,087,583
Accumulated deficit	(21,962,728)	(1,402,167)
Accumulated other comprehensive income	2,721,602	1,221,869
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	297,277,710	320,917,476
Noncontrolling interests	(9,546,978)	(5,738,346)
Total stockholders’ equity	287,730,732	315,179,130
Total liabilities and stockholders’ equity	$408,263,751	$455,621,132

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$80,417,622	$164,949,716	$176,450,677	$357,037,245
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	54,998,524	109,072,737	120,183,584	233,881,651
Operating expenses:
General and administrative	31,240,943	34,751,093	64,143,013	74,932,128
Depreciation and amortization	3,981,008	4,201,658	7,742,399	8,384,439
Legal and regulatory	4,351,974	4,013,796	8,562,797	8,327,299
Technology and development	2,957,203	2,368,999	6,596,647	4,757,918
Sales, advertising and marketing	368,214	392,284	699,919	729,294
Total expenses	97,897,866	154,800,567	207,928,359	331,012,729
(Loss) income from operations	(17,480,244)	10,149,149	(31,477,682)	26,024,516
Other expense:
Interest expense, net	(443,662)	(513,650)	(869,946)	(882,658)
Change in fair value of contingent liability	—	(332,638)	—	(326,192)
Loss on equity method investments	(38,817)	(64,014)	(79,515)	(147,181)
Loss on remeasurement of operating and finance leases	(6,607)	(21,192)	(47,444)	(25,889)
(Loss) gain on disposal of fixed assets	(48,354)	12,563	(33,215)	65,398
Other income (expense)	101,046	337,276	(211,823)	581,883
Total other expense	(436,394)	(581,655)	(1,241,943)	(734,639)

Net (loss) income before income tax benefit (expense)	(17,916,638)	9,567,494	(32,719,625)	25,289,877
Benefit from (provision for) income taxes	4,626,745	(3,708,920)	8,350,432	(8,827,924)
Net (loss) income	(13,289,893)	5,858,574	(24,369,193)	16,461,953
Net loss attributable to noncontrolling interests	(2,134,647)	(671,029)	(3,808,632)	(1,295,099)
Net (loss) income attributable to stockholders of DocGo Inc. and Subsidiaries	(11,155,246)	6,529,603	(20,560,561)	17,757,052

Other comprehensive income (loss)
Unrealized gain on investments, net of tax	76,733	—	76,733	—
Foreign currency translation adjustment	927,462	33,973	1,423,000	(106,161)
Total comprehensive (loss) income	$(10,151,051)	$6,563,576	$(19,060,828)	$17,650,891

Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Basic	$(0.11)	$0.06	$(0.21)	$0.17
Weighted-average shares outstanding - Basic	98,931,293	101,840,612	100,255,877	102,829,487

Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$(0.11)	$0.06	$(0.21)	$0.17
Weighted-average shares outstanding - Diluted	$98,931,293	$106,324,345	$100,255,877	$107,313,220

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(13,289,893)	$5,858,574	$(24,369,193)	$16,461,953
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	1,211,771	1,476,657	2,432,577	2,907,965
Amortization of intangible assets	1,452,299	1,583,871	2,751,441	3,278,854
Amortization of finance lease right-of-use assets	1,316,938	1,141,130	2,558,381	2,197,620
Loss (gain) on disposal of fixed assets	48,354	(12,563)	33,215	(65,398)
Deferred income tax	(4,878,785)	(1,968,495)	(8,806,213)	(2,024,271)
Accretion of discount related to restricted investments	(145,403)	—	(145,403)	—
Loss on equity method investments	38,817	64,014	79,515	147,181
Bad debt expense	1,244,018	1,413,037	2,492,009	2,770,658
Stock-based compensation	4,826,133	2,611,930	9,656,445	6,600,269
Loss on remeasurement of operating and finance leases	6,607	21,192	47,444	25,889
Change in fair value of contingent consideration	—	332,638	—	326,192
Changes in operating assets and liabilities:
Accounts receivable	54,756,572	20,851,331	86,194,306	(1,550,265)
Prepaid expenses and other current assets	(4,886,326)	5,614,779	(5,273,060)	12,343,116
Other assets	432,422	108,961	970,612	46,945
Accounts payable	(10,562,692)	5,006,874	(18,246,793)	10,807,765
Accrued liabilities	1,697,323	(7,186,428)	(7,451,661)	(27,996,715)

Operating lease liabilities and right-of-use assets	336,596	(30,322)	336,596	(30,322)
Net cash provided by operating activities	33,604,751	36,887,180	43,260,218	26,247,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(702,519)	(1,033,841)	(2,170,883)	(1,985,543)
Acquisition of intangibles	(865,462)	(794,918)	(1,578,173)	(1,567,957)
Acquisition of a business, net of cash acquired	—	—	(3,646,318)	—
Purchase of restricted investments	(22,221,437)	—	(22,221,437)	—
Purchase of equity method investments	—	(148,487)	—	(148,487)
Proceeds from sale of restricted investments	2,329,246	—	2,329,246	—
Proceeds from disposal of property and equipment	82,988	57,713	177,329	82,713
Net cash used in investing activities	(21,377,184)	(1,919,533)	(27,110,236)	(3,619,274)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	—	—	—	45,000,000
Repayments of revolving credit line	—	—	—	(40,000,000)
Repayments of notes payable	(3,198)	(7,263)	(6,258)	(16,887)
Due to seller	(750,919)	(1)	(750,919)	(3,863)
Earnout payments on contingent liabilities	—	(1,600,029)	(265,538)	(1,600,029)
Dividends paid to noncontrolling interest	—	(250,000)	—	(250,000)
Proceeds from exercise of stock options	—	684	—	684
Payments for taxes related to shares withheld for employee taxes	(139,575)	(245,386)	(1,340,552)	(266,332)
Common stock repurchased	(5,076,952)	(4,904,452)	(10,828,906)	(9,782,011)
Payments on obligations under finance lease	(1,411,786)	(1,060,201)	(2,708,673)	(2,029,789)
Net cash used in financing activities	(7,382,430)	(8,066,648)	(15,900,846)	(8,948,227)

Effect of exchange rate changes on cash and cash equivalents	650,391	28,532	968,129	(74,527)

Net increase in cash, cash equivalents, restricted cash. and restricted cash equivalents	5,495,528	26,929,531	1,217,265	13,605,408
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	103,059,044	58,893,863	107,337,307	72,217,986
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$108,554,572	$85,823,394	$108,554,572	$85,823,394

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$444,062	$464,235	$1,005,769	$912,292

Cash paid for interest on finance lease liabilities	$250,694	$184,944	$470,749	$366,827
Cash paid for income taxes	$4,187,558	$813,676	$6,094,270	$1,371,274
Right-of-use assets obtained in exchange for lease liabilities	$1,732,734	$2,947,501	$7,698,829	$5,739,465
Remeasurement of finance lease right-of-use asset due to lease modification	$—	$—	$—	$300,000

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$13,125	$169,126	$13,125	$169,126
Pre-acquisition receivables written off through due to seller	$—	$3,360,067	$—	$3,360,067

Reconciliation of cash and restricted cash
Cash	$104,164,128	$66,059,922	$104,164,128	$66,059,922
Restricted cash	4,390,444	19,763,472	4,390,444	19,763,472
Total cash and restricted cash shown in statement of cash flows	$108,554,572	$85,823,394	$108,554,572	$85,823,394

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.
Adjusted Gross Margin
Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.
The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.
Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.
Reconciliation of Non-GAAP Measures
The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and six months ended June 30, 2025 compared to the same periods in 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$80,417,622	$164,949,716	$176,450,677	$357,037,245
Cost of revenues (exclusive of depreciation and amortization, which are shown separately below)	(54,998,524)	(109,072,737)	(120,183,584)	(233,881,651)
Depreciation and amortization	(3,981,008)	(4,201,658)	(7,742,399)	(8,384,439)
GAAP gross profit	21,438,090	51,675,321	48,524,694	114,771,155

Depreciation and amortization	3,981,008	4,201,658	7,742,399	8,384,439
Adjusted gross profit	$25,419,098	$55,876,979	$56,267,093	$123,155,594

GAAP gross margin	26.7%	31.3%	27.5%	32.1%
Adjusted gross margin	31.6%	33.9%	31.9%	34.5%
The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three and six months ended June 30, 2025 compared to the same periods in 2024 (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2025	2024	2025	2024	2025
Net (loss) income (GAAP)	$(13.3)	$5.9	$(24.4)	$16.5	$(11.1)
(+) Net interest expense	0.4	0.5	0.9	0.9	0.4
(+) Income tax (benefit) expense	(4.6)	3.7	(8.4)	8.8	(3.7)
(+) Depreciation and amortization	4.0	4.2	7.7	8.4	3.8
(+) Other expense (income)	—	—	0.4	(0.2)	0.4
EBITDA	(13.5)	14.3	(23.8)	34.4	(10.2)

(+) Non-cash stock compensation	4.8	2.6	9.7	6.6	4.8
(+) Non-recurring expense	2.6	0.3	4.1	0.3	1.5

Adjusted EBITDA	$(6.1)	$17.2	$(10.0)	$41.3	$(3.9)

Total revenue	$80.4	$164.9	$176.5	$357.0	$96.0
Pretax income margin	(22.3)%	5.8%	(18.6)%	7.1%	(15.4)%
Net margin	(16.5)%	3.6%	(13.8)%	4.6%	(11.6)%
Adjusted EBITDA margin	(7.6)%	10.4%	(5.7)%	11.6%	(4.1)%
Contacts
Investors:

Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com